EXHIBIT 21
Subsidiaries of MGM Resorts International

	Jurisdiction of	Percentage
Subsidiary	Incorporation	Ownership
Destron, Inc. dba MGM Grand Marketing	Nevada	100%
MGM Grand (International), Pte	Singapore	100%
MGM Resorts International Marketing, Inc.	Nevada	100%
MGM Resorts International Marketing, LTD	Hong Kong	100%
M3 Nevada Insurance Company	Nevada	100%
Metropolitan Marketing, LLC	Nevada	100%
MMNY Land Company, Inc.	New York	100%
MGM Grand Atlantic City, Inc.	New Jersey	100%
Mandalay Resort Group	Nevada	100%
550 Leasing Company I, LLC	Nevada	100%
Circus Circus Casinos, Inc., dba Circus Circus Hotel and Casino-Las Vegas	Nevada	100%
Circus Circus Hotel and Casino-Reno and Slots-A-Fun
MGM Resorts Mississippi, Inc., dba Gold Strike Casino Resort	Mississippi	100%
Diamond Gold, Inc.	Nevada	100%
Galleon, Inc.	Nevada	100%
Gold Strike Aviation Incorporated	Nevada	100%
Revive Partners, LLC	Nevada	100%
Goldstrike Finance Company, Inc.	Nevada	100%
M.S.E. Investments, Incorporated (“MSE”)	Nevada	100%

Gold Strike Fuel Company, LLC dba Gold Strike Auto & Truck Plaza	Nevada	100%
Gold Strike L.V.	Nevada	(1)
Victoria Partners, dba Monte Carlo Resort and Casino	Nevada	(2)
Jean Development Company, LLC, dba Gold Strike Hotel and Gambling Hall	Nevada	100%
Jean Development North, LLC	Nevada	(3)
Jean Development West, LLC	Nevada	(4)
Jean Fuel Company West, LLC dba Nevada Landing Auto Plaza	Nevada	100%
Nevada Landing Partnership	Illinois	(5)
Railroad Pass Investment Group, LLC, dba Railroad Pass Hotel and Casino	Nevada	100%
Mandalay Corp., dba Mandalay Bay Resort and Casino and TheHotel	Nevada	100%
Mandalay Employment, LLC	Nevada	100%
Mandalay Marketing and Events	Nevada	100%
Mandalay Place	Nevada	100%
MGM Grand Resorts Development	Nevada	100%
MRG Vegas Portal, Inc.	Nevada	100%
New Castle Corp., dba Excalibur Hotel and Casino	Nevada	100%
Ramparts, Inc., dba Luxor Hotel and Casino	Nevada	100%
Ramparts International	Nevada	100%

	Jurisdiction of	Percentage
Subsidiary	Incorporation	Ownership
Vintage Land Holdings, LLC	Nevada	100%
MGM Grand Resorts, LLC	Nevada	100%
MGM Grand Detroit, Inc.	Delaware	100%
MGM Grand Detroit, LLC, dba MGM Grand Detroit	Delaware	(6)
MGM Grand Detroit II, LLC	Delaware	100%
MGM Grand Condominiums East-Tower I, LLC	Nevada	100%
MGM Grand Hotel, LLC, dba MGM Grand Hotel & Casino	Nevada	100%
Grand Laundry, Inc.	Nevada	100%
MGM Grand Condominiums, LLC	Nevada	100%
MGM Grand Condominiums II, LLC	Nevada	100%
MGM Grand Condominiums III, LLC	Nevada	100%
Tower B, LLC	Nevada	100%
Tower C, LLC	Nevada	100%
MGM Grand New York, LLC	Nevada	100%
New PRMA Las Vegas, Inc.	Nevada	100%
New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino	Nevada	(7)
New York-New York Tower, LLC	Nevada	(7)
IKM MGM, LLC	Nevada	100%
IKM MGM Management, LLC	Nevada	100%
Vintage Land Holdings II, LLC	Nevada	100%
The Signature Condominiums, LLC	Nevada	100%
Signature Tower 1, LLC	Nevada	100%
Signature Tower 2, LLC	Nevada	100%
Signature Tower 3, LLC	Nevada	100%
MGM Resorts Advertising, Inc.	Nevada	100%
VidiAd	Nevada	100%
MGM Resorts Aircraft Holdings, LLC	Nevada	100%
550 Leasing Company II, LLC	Nevada	100%
MGM Resorts Development, LLC	Nevada	100%
MGM Resorts Management and Technical Services, LLC	Nevada	100%
MGM Resorts Entertainment and Sports	Nevada	100%
MGM Hospitality, LLC	Nevada	100%
MGM MIRAGE Hospitality Holdings, LLC	Dubai	100%
MGM MIRAGE Hospitality Development, LLC	Dubai	100%
MGM MIRAGE Hospitality Development, LLC	Abu Dhabi	100%
MGM Hospitality International Holdings, Ltd.	Isle of Man	100%
MGM Resorts China Holdings Ltd.	Hong Kong	100%
MGM MIRAGE Hospitality Services, LTD	Hong Kong	100%
MGM Hospitality India Private, LTD	Isle of Man	100%

MGM Resorts International Global Gaming Development, LLC	Nevada	100%
MGM International, LLC	Nevada	100%
MGM Resorts International Holdings, Ltd.	Isle of Man	100%
MGM Resorts Macau, Ltd.	Isle of Man	100%
MGMM Macau, Ltd.	Isle of Man	100%
MGM Resorts Land Holdings, LLC	Nevada	100%
MGM Resorts Macao, LLC	Nevada	100%
MGM Grand (Macao) Limited	Macau	100%
MGM Resorts International Operations, Inc.	Nevada	100%
MGM Resorts Retail	Nevada	100%
OE Pub, LLC	Nevada	100%
MGMM Insurance Company	Nevada	100%
	(insurance)
Mirage Resorts, Incorporated	Nevada	100%
AC Holding Corp.	Nevada	100%
AC Holding Corp. II	Nevada	100%
Beau Rivage Resorts, Inc., dba Beau Rivage	Mississippi	100%
Beau Rivage Distribution Corp.	Mississippi	100%
MRGS, LLC	Nevada	100%
MH, Inc., dba Shadow Creek	Nevada	100%
Bellagio, LLC, dba Bellagio	Nevada	100%

	Jurisdiction of	Percentage
Subsidiary	Incorporation	Ownership
Bella Lounge, LLC dba Caramel Lounge	Nevada	(8)
Bungalow, Inc.	Mississippi	100%
LV Concrete Corp.	Nevada	100%
MAC, CORP.	New Jersey	100%
MGM Resorts Aviation Corp.	Nevada	100%
MGM Resorts Corporate Services	Nevada	100%
MGM Resorts International Design	Nevada	100%
MGM Resorts Manufacturing Corp.	Nevada	100%
M.I.R. Travel	Nevada	100%
The Mirage Casino-Hotel, dba The Mirage	Nevada	100%
Mirage Laundry Services Corp.	Nevada	100%
Mirage Leasing Corp.	Nevada	100%
350 Leasing Company I, LLC	Nevada	100%
350 Leasing Company II, LLC	Nevada	100%
450 Leasing Company I, LLC	Nevada	100%
Project CC, LLC	Nevada	100%
Aria Resort & Casino, LLC	Nevada	100%
The Crystals at CityCenter Management, LLC	Nevada	100%
CityCenter Facilities Management, LLC	Nevada	100%
CityCenter Realty Corporation	Nevada	100%
Vdara Condo Hotel, LLC	Nevada	100%
PRMA, LLC	Nevada	100%
PRMA Land Development Company, dba Primm Valley Golf Club	Nevada	100%

(1)	The partnership interests are owned 97.5% by MSE and 2.5% by Diamond Gold, Inc.

(2)	The partnership interests are owned 50% by Gold Strike L.V. and 50%by MRGS LLC

(3)	The partnership interests are owned 91% by MSE and 9% by Diamond Gold, Inc.

(4)	The partnership interests are owned 92% by MSE and 8% by Diamond Gold, Inc.

(5)	The partnership interests are owned 85% by MSE and 15% by Diamond Gold, Inc.

(6)	Approximately 97% of the voting securities are owned by MGM Grand Detroit, Inc. and 3% are owned by unrelated third parties.

(7)	50% of the voting securities are owned by MGM Resorts International and 50% are owned by New PRMA Las Vegas, Inc.

(8)	53% of the voting securities are owned by Bellagio, LLC and 47% are owned by unrelated third parties.

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